CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in thousands of United States Dollars, except for share data)
(Unaudited)

	Note	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents		$47,812	$16,277
Receivables, net		3,714	4,316
Inventory	4	13,580	11,387
Prepaids and deposits		4,873	4,631
Current portion of other assets	5	1,278	3,202
Total current assets		71,257	39,813
Non-current assets
Other assets	5	93	586
Restricted cash	6	39,451	44,488
Property, plant and equipment, net	7	569,138	569,396
Total non-current assets		608,682	614,470
Total assets		$679,939	$654,283

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities		$22,033	$27,185
Current portion of long-term debt	8	29,577	31,155
Current reclamation liabilities	9	573	543
Current portion of other liabilities	10	6,015	6,282
Total current liabilities		58,198	65,165
Non-current liabilities
Deferred tax liabilities		15,676	14,903
Long-term debt	8	161,764	162,957
Reclamation liabilities	9	50,491	49,222
Non-current portion of other liabilities	10	16,652	16,740
Total non-current liabilities		244,583	243,822
Total liabilities		302,781	308,987

COMMITMENTS AND CONTINGENCIES	20

EQUITY
Common shares, unlimited authorized shares with no par value, 384,896,724 and 298,502,334 shares issued and outstanding as of June 30, 2025 and December 31, 2023, respectively	11	582,361	489,270
Additional paid-in capital		18,787	19,311
Accumulated deficit		(223,990)	(163,285)
Total equity		377,158	345,296
Total liabilities and equity		$679,939	$654,283

The accompanying notes are an integral part of these condensed consolidated financial statements

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Stated in thousands of United States Dollars, except for share data)
(Unaudited)

		Three months ended June 30,		Six months ended June 30,
	Note	2024	2023	2024	2023
Revenue		$7,184	$11,310	$15,597	$15,859
Cost of sales		(19,422)	(12,188)	(27,753)	(18,731)
Depletion, depreciation and amortization	7	(74)	(2,724)	(451)	(4,145)
Gross loss		(12,312)	(3,602)	(12,607)	(7,017)

Expenses
Exploration, evaluation and pre-development	15	10,436	17,834	17,710	32,699
General and administrative		5,733	5,301	9,958	11,800
Property maintenance		2,781	3,472	7,103	6,613
Loss from operations		(31,262)	(30,209)	(47,378)	(58,129)

Other (expense) income, net	16	(600)	9,506	4,239	20,603
Interest expense	17	(8,757)	(6,655)	(16,793)	(12,440)
Loss before income taxes		(40,619)	(27,358)	(59,932)	(49,966)

Deferred tax (expense) recovery		(386)	1,082	(773)	1,279
Net loss and comprehensive loss		$(41,005)	$(26,276)	$(60,705)	$(48,687)

Loss per share
Basic and diluted loss per share	12	$(0.11)	$(0.10)	$(0.18)	$(0.19)

Basic and diluted weighted average shares outstanding	12	361,145,495	265,433,411	333,234,688	255,573,142

The accompanying notes are an integral part of these condensed consolidated financial statements

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Stated in thousands of United States Dollars)
(Unaudited)

		Three months ended June 30,		Six months ended June 30,
	Note	2024	2023	2024	2023
OPERATING ACTIVITIES
Net Loss		$(41,005)	$(26,276)	$(60,705)	$(48,687)

Adjustments
Depletion, depreciation and amortization	7	693	3,156	1,450	5,021
Accretion expense	9	768	691	1,536	1,382
Share-based payments	11	611	903	1,141	2,211
Non-cash items included in other income	13	2,169	(8,829)	(2,236)	(19,657)
Gain on foreign exchange		(450)	(43)	(381)	(43)
Interest expense		8,312	6,648	16,342	12,421
Deferred tax recovery (expense)		387	(1,082)	773	(1,279)
Reclamation expenditures	9	(238)	(309)	(238)	(309)
Other		(210)	—	(290)	—
Net change in operating assets and liabilities	13	4,404	1,629	(7,174)	(3,630)
Cash used in operating activities		$(24,559)	$(23,512)	$(49,782)	$(52,570)

INVESTING ACTIVITIES
Net cash acquired in acquisition of Paycore Minerals Inc.	3	—	10,027	—	10,027
Capital expenditures on property, plant and equipment	7	(521)	(5,697)	(1,223)	(9,600)
Disposal proceeds		425	—	425	—
Purchase of investments		—	—	—	(894)
Cash (used in) provided by investing activities		$(96)	$4,330	$(798)	$(467)

FINANCING ACTIVITIES
Proceeds from shares issued in brokered placement	3	83,500	—	83,500	—
Proceeds from shares issued in equity financing	3	—	—	17,436	—
Net proceeds on Convertible Debentures	8	—	—	—	61,906
Contingent payments	10	(1,436)	—	(1,436)	(11,000)
Principal repayment on Gold Prepay Agreement	8	(9,717)	(4,088)	(9,717)	(8,203)
Principal repayment on Silver Purchase Agreement	8	(8,387)	(21)	(8,387)	(5,662)
Share issue costs		(4,101)	—	(4,481)	—
Stock option and warrant exercises	11	309	190	895	1,903
Finance fees paid		(750)	—	(950)	—
Other		(39)	(91)	(164)	(191)
Cash provided by (used in) financing activities		$59,379	$(4,010)	$76,696	$38,753

Change in cash, cash equivalents and restricted cash during the period		34,724	(23,192)	26,116	(14,284)
Cash, cash equivalents, and restricted cash, beginning of period		52,088	90,091	60,765	81,178
Effect of exchange rate changes on cash held		451	28	382	33
Cash, cash equivalents and restricted cash end of period		$87,263	$66,927	$87,263	$66,927

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents		47,812	19,355	47,812	19,355
Restricted cash		39,451	47,572	39,451	47,572
Total cash, cash equivalents, and restricted cash		$87,263	$66,927	$87,263	$66,927

Supplemental cash flow information [Note 13]

The accompanying notes are an integral part of these condensed consolidated financial statements

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Stated in thousands of United States Dollars, except for share data)
(Unaudited)

		Share Capital
Issued and outstanding	Note	Number of shares	Common shares	Additional paid-in capital	Accumulated deficit	Total equity
Balance as at December 31, 2022		240,561,017	$354,470	$15,042	$(73,632)	$295,880
Shares and options issued on acquisition of Paycore Minerals Inc.	3	30,505,575	78,787	2,515	—	81,302
Shares issued in relation to Ruby Hill contingent payments	11	5,515,313	16,000	—	—	16,000
Shares issued in relation to Convertible Loan	11	800,449	1,665	—	—	1,665
Exercise of warrants and stock options	11	841,398	2,342	(318)	—	2,024
Share-based payments	11	—	—	1,441	—	1,441
Convertible Debenture conversion option	8	—	—	—	—	—
Net loss		—	—	—	(48,688)	(48,688)
Balance as at June 30, 2023		278,223,752	453,264	18,680	(122,320)	349,624

Balance as at December 31, 2023		298,502,334	489,270	19,311	(163,285)	345,296
Shares issued in brokered placement	3	69,698,050	74,644	—	—	74,644
Shares issued in private placement	3	13,064,204	17,436	—	—	17,436
Shares issued in relation to Granite Creek contingent payments	11	2,727,336	3,564	—	—	3,564
Exercise of stock options	11	904,800	1,928	(1,033)	—	895
Share-based payments	11	—	—	509	—	509
Share issue costs		—	(4,481)	—	—	(4,481)
Net loss		—	—	—	(60,705)	(60,705)
Balance as at June 30, 2024		384,896,724	$582,361	$18,787	$(223,990)	$377,158

The accompanying notes are an integral part of these condensed consolidated financial statements

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)

1.NATURE OF OPERATIONS

i-80 Gold Corp ("i-80 Gold" or the "Company"), is a Nevada-focused, growth-oriented gold and silver producer engaged in the exploration, development and production of gold, silver and poly-metallic deposits. The Company's principal assets include the Ruby Hill property, Lone Tree property, Granite Creek property and Cove Property. Each property is wholly-owned by the Company.

The Company was incorporated on November 10, 2020, in the province of British Columbia, Canada. The Company’s common shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol IAU and the New York Stock Exchange ("NYSE") under the symbol IAUX. Its head office is located at Suite 460, 5190 Neil Road, Reno, Nevada, 89502.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)Risks and uncertainties and liquidity

As a mining company, the Company’s revenue, profitability and future rate of growth are substantially dependent on prevailing metal prices, primarily for gold and silver. The prices of these metals are volatile and there can be no assurance that commodity prices will not be subject to wide fluctuations in the future. A substantial or extended decline in commodity prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, access to capital and the quantities of mineralized material. The carrying value of the Company's property, plant and equipment, net, inventories, and certain derivative assets are particularly sensitive to the outlook for commodity prices. A decline in the Company's price outlook from current levels could result in material impairment charges related to these assets.

In addition to changes in commodity prices, other factors such as changes in mine plans, increases in costs, geotechnical failures, changes in social, environmental or regulatory requirements and impacts of global events such as future pandemics could result in material impairment charges related to these assets.

These unaudited Condensed Consolidated Financial Statements ("Financial Statements") have been prepared by management on a going concern basis. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company’s ability to execute its plan and fulfill its commitments as they come due is dependent upon its success in obtaining additional financing. While management has been successful in raising additional funds in the past, there can be no assurance that it will be able to do so in the future. Given the Company’s working capital deficit, current operating losses and management’s expectation of future losses until it has fully executed its strategy, the inability of the Company to arrange appropriate financing in a timely manner could result in the carrying value of the Company’s assets being subject to material adjustment. These conditions indicate the existence of material uncertainties which cast substantial doubt as to the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

These Financial Statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary if the Company is not able to continue as a going concern. Such adjustments could be material.

(b)Basis of presentation

The Financial Statements have been prepared in accordance with accounting principles generally accepted in the Unites Stated of America ("U.S. GAAP"). Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board, as permitted by securities regulators in Canada, as well as in the U.S. under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission ("SEC"). Beginning January 1, 2025 the Company is required to report with the SEC on domestic forms and comply with domestic company rules. The transition to U.S. GAAP was made retrospectively. These financial statements should be read in conjunction with the Company's Consolidated Financial Statements for the year ended December 31, 2024 filed on March 31, 2025 on Form 10-K.

(c)Basis of consolidation

The Financial Statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries, the most significant of which are Premier Gold Mines USA Inc., Osgood Mining Company LLC ("Granite Creek"), Ruby Hill Mining LLC ("Ruby Hill"), Goldcorp Dee LLC ("Lone Tree"), Au-Reka Gold LLC ("McCoy-Cove"), and Golden Hill Mining LLC ("FAD"). All intercompany balances and transactions have been eliminated.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
(d)Functional and presentation currency

The functional currency of the Company is the United States dollar ("USD" or "US dollars") which reflects the underlying transactions, events and conditions that are relevant to the entity. Management considers primary and secondary indicators in determining functional currency including the currency that influences sales prices, labor, purchases and other costs. Other indicators include the currency in which funds from financing activities are generated and the currency in which receipts from operations are usually retained.

Reference to $ or USD is to US dollars, reference to C$ or CAD is to Canadian dollars.

(e)Recent Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2023-09 "Income Taxes (Topic 720): Improvements to Income Tax Disclosures." ASU 2023-09 enhances the transparency and decision usefulness of income tax disclosures through changes to the rate reconciliation and income taxes paid information. The standard is effective beginning with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the impact of the guidance on the financial statements.

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” ASU 2023-07 expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss and interim disclosures of a reportable segment’s profit or loss and assets. The standard is effective for the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent interim periods, with early adoption permitted. The Company does not expect the adoption to have a material impact on the consolidated financial statements or disclosures.

3.CORPORATE TRANSACTIONS

Bought Deal Public Offering

On May 1, 2024, the Company completed a bought deal public offering of an aggregate of 69,698,050 units (each, a “Unit“) at a price of C$1.65 per Unit for aggregate gross proceeds to the Company of approximately C$115 million ($83.5 million) (the “Offering“), including the full exercise of the previously announced over-allotment option. Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant of the Company. Each warrant is exercisable to acquire one common share of the Company for a period of 48 months from closing of the Offering at an exercise price of C$2.15 per share. On May 1, 2024, 34,849,025 share purchase warrants issued in connection with the Offering commenced trading on the TSX under the symbol "IAU.WT".

The underwriters were paid a cash commission equal to 5% of the gross proceeds of the Offering, excluding proceeds from sales of Units to certain president’s list purchasers. The Company received net proceeds of C$109.1 million ($79.2 million) net of underwriters commission of C$5.7 million ($4.2 million) and other costs of C$0.1 million ($0.1 million).

The warrants are considered derivatives because their exercise price is in C$ whereas the Company’s functional currency is in USD. Accordingly, the Company recognizes the warrants as liabilities at fair value with changes in fair value recognized in profit or loss. Of the $83.5 million gross proceeds received, $8.9 million was allocated to the warrant liability and the residual $74.6 million was allocated to the common shares issued and classified as equity. The warrant liability was valued at inception using the closing price of the warrants of C$0.35 on May 1, 2024.

The Offering was completed pursuant to a short form prospectus dated April 25, 2024 (the “Prospectus“). Certain directors and officers of the Company purchased an aggregate of 300,000 Units pursuant to the Offering.

Second Amending Gold Prepay Agreement

On April 24, 2024, the Company entered into a second amending agreement with Orion Mine Finance ("Orion) to amend the terms of the A&R Gold Prepay Agreement (the “Second A&R Gold Prepay Agreement). In accordance with the terms of the Second A&R Gold Prepay Agreement, Orion agreed to extend the deadline for the outstanding deliveries previously required to be made on or before April 15, 2024 under the A&R Gold Prepay Agreement until May 10, 2024.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
In addition, if the Company meets the Gold Option Criteria (as defined below) it may elect to defer the deadline to deliver any of its quarterly gold delivery obligations for the 2024 calendar year (each instance, a “Gold Deferral”) by delivering to Orion, on or before September 30, 2025, the adjusted quarterly gold quantities (multiplied by 1.15 for gold deliveries made prior to June 30, 2025 and 1.19 for gold deliveries made thereafter). In order for the Company to implement a Gold Deferral, (i) it must be in compliance with the use of proceeds section as described in the Prospectus (the “Budget”) and (ii) after assuming the delivery of the applicable quarterly gold quantity on the applicable unextended quarterly deadline, the Company would not have sufficient funds to remain in compliance with the Budget (collectively, the “Gold Option Criteria”). In addition, should the Company complete an equity offering after the date of the Second A&R Gold Prepay Agreement until September 30, 2025 (other than the Offering pursuant to the Prospectus), the Company will be required to deliver such number of gold ounces to Orion as is equal to 34% of the net proceeds of such offering, divided by the applicable gold price at such time, by way of a prepayment of the Company’s quarterly deliveries for the 2024 calendar year; provided that at such time a notice of Gold Deferral has been delivered in accordance with the Gold Prepay Amendment.

The Second A&R Gold Prepay Agreement is subject to standard conditions and covenants, including minimum cash balance and certain reporting requirements. Obligations under the Second A&R Gold Prepay Agreement continue to be senior secured obligations of the Company and its wholly-owned subsidiaries Ruby Hill Mining Company, LLC and Osgood Mining Company, LLC and secured against the Ruby Hill project in Eureka County, Nevada and the Granite Creek project in Humboldt County, Nevada. In connection with the Second A&R Gold Prepay Agreement the Company paid an amendment fee of $0.5 million to Orion.

Amendment to Silver Purchase Agreement

On April 24, 2024, the Company entered into an amending agreement with Orion (the “Amended Silver Purchase Agreement”) to amend the terms of its Silver Purchase Agreement. In accordance with the terms of the Amended Silver Purchase Agreement, Orion agreed to extend the deadline for the outstanding deliveries required to be made on or before April 15, 2024 under the Amended Silver Purchase Agreement until May 10, 2024.

If the Company meets the Stream Option Criteria (as defined below) it may elect to defer the requirements to deliver its annual minimum delivery amount for 2024 (a “Stream Deferral”) by delivering to Orion, on or before September 30, 2025, the adjusted annual minimum delivery amount (multiplied by 1.07 for silver deliveries made prior to June 30, 2025 and 1.11 for silver deliveries made thereafter). In order for the Company to implement a Stream Deferral, (i) it must be in compliance with the Budget and (ii) after assuming the delivery of the applicable minimum delivery amount in respect of 2024 by January 15, 2025, the Company would not have sufficient funds to remain in compliance with the Budget (collectively, the “Stream Option Criteria”). In addition, should the Company complete an equity offering on or after January 1, 2025 until September 30, 2025, the Company will be required to deliver such number of ounces of refined silver to Orion as is equal to 16% of the net proceeds of such offering, divided by the applicable silver market price at such time; provided that at such time a notice of Stream Deferral has been delivered in accordance with the Amended Silver Purchase Agreement.

The Amended Silver Purchase Agreement is subject to standard conditions and covenants, including minimum cash balance and certain reporting requirements. Obligations under the Amended Silver Purchase Agreement continue to be senior secured obligations of the Company and its wholly-owned subsidiaries Ruby Hill Mining Company, LLC and Osgood Mining Company, LLC and secured against the Ruby Hill project in Eureka County, Nevada and the Granite Creek project in Humboldt County, Nevada. In connection with the Amended Silver Purchase Agreement the Company paid an amendment fee of $0.25 million to Orion.

Private Placement of Common Shares

During the first quarter of 2024 the Company completed a non-brokered private placement of common shares. An aggregate of 13,064,204 shares were issued by the Company at a price of C$1.80 per common share for aggregate gross proceeds of C$23.5 million ($17.4 million). Certain directors and/or officers of the Company subscribed for C$0.3 million in common shares under the private placement.

Acquisition of Paycore

On May 5, 2023, the Company completed the acquisition of Paycore Minerals Inc. ("Paycore"). Paycore’s principal asset is the FAD property that is host to the FAD deposit located immediately south of, and adjoining, the Company’s Ruby Hill Property located in Eureka County, Nevada. The acquisition consolidates the northern portion of the Eureka District, increasing the Company’s land package at Ruby Hill.

The Company acquired 100% of the issued and outstanding shares of Paycore at an exchange ratio of 0.68 i-80 Gold common share for each Paycore common share held (the “Exchange Ratio”). All outstanding options and warrants of Paycore that were not exercised prior to the acquisition date were replaced with i-80 Gold options and warrants, as adjusted in accordance with the Exchange Ratio.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
The Paycore acquisition was accounted for as an asset acquisition as management determined that substantially all the fair value of the gross assets acquired were concentrated on the FAD mineral property. The components of consideration that were paid is detailed in the table below:

Components of consideration paid:
Share consideration (i)	$66,037
Common shares issued in relation to contingent value rights (ii)	12,750
Replacement warrants (iii)	2,675
Replacement options (iii)	2,515
Previously held interest (iv)	4,116
Transaction costs	323
$88,416
(i)    The fair value of 25,488,584 common shares issued to Paycore shareholders was determined using the Company's share price of C$3.46 per share on the acquisition date.

(ii)    Following completion of the arrangement and in accordance with the Amendment to the Contingent Value Rights Agreement dated February 26, 2023 among the Company, Paycore, Golden Hill Mining LLC, and Waterton Nevada Splitter, LLC and Waterton Nevada Splitter II, LLC (collectively, "Waterton"), all of the obligations outstanding under the outstanding contingent value rights agreement between Paycore, Golden Hill Mining LLC and Waterton dated April 20, 2022, with an aggregate value of $12.75 million were satisfied through the issuance of 5,016,991 i-80 Gold common shares to Waterton on May 9, 2023. The fair value of 5,016,991 common shares issued to Waterton was determined using the Company's share price of C$3.46 per share on the acquisition date.

(iii)    The fair value of 1,727,200 replacement options and 3,755,257 replacement warrants was determined using the Black-Scholes pricing model with the following assumptions:

	Stock Options	Warrants
Risk free rate	3.55% to 3.91%	3.66% to 4.52%
Expected life	18 to 29 months	12 to 24 months
Expected volatility	52% to 56%	52% to 58%
Share price	C$3.46	C$3.46

(iv) On May 5, 2023 and immediately prior to the Paycore acquisition the Company owned 2,336,200 Paycore common shares. The Company's investment in Paycore was remeasured at fair value on the acquisition date using the Exchange Ratio and the Company's share price of C$3.46 per share on the acquisition date with the change in fair value recognized through the Consolidated Statements of Operations as further described in Note 16 of these Financial Statements.

The table below presents the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Net assets (liabilities) acquired:
Cash	$10,027
Other assets	206
Mineral properties	92,081
Accounts payable	(35)
Deferred tax liability	(13,863)
Fair value of net assets acquired	$88,416

Ruby Hill Property

During the fourth quarter of 2023 the Company entered into a non-binding term sheet in connection with a potential joint venture with an arm's length party at the Company's Ruby Hill property. In connection with the term sheet, the Company granted the potential partner exclusivity for a period of 120 days subject to extension for an additional 60-day period, in order to complete metallurgical due diligence and negotiate definitive documents. During the exclusivity period, the Company completed a drill campaign, funded by the potential partner. During the first quarter of 2024, the Company received funding of $2.1 million from the potential partner for costs incurred in relation to the potential joint venture.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
4.INVENTORY

	June 30, 2024	December 31, 2023
Mineralized material in stockpiles and on leach pads	$6,550	$7,614
Work-in-process	729	778
Finished goods	3,044	896
Materials and supplies	3,257	2,099
Total inventory	$13,580	$11,387

The amount of inventory recognized as an expense in cost of sales for the three and six months ended June 30, 2024 was $19.4 million and $27.8 million, respectively (2023 - $12.2 million and $18.7 million, respectively). During the three and six months ended June 30, 2024, the Company recognized, within cost of sales, inventory write-downs of $8.8 million and $8.8 million, respectively, relating to Granite Creek mined material (2023 - $4.5 million and $8.5 million, respectively, relating to heap leach material at Ruby Hill, Lone Tree and Granite Creek).

5.OTHER ASSETS

	June 30, 2024	December 31, 2023
Silver Purchase Agreement embedded derivative (i)	$—	$1,898
Other assets (ii)	1,278	1,703
Operating lease asset	93	187
Total other assets	1,371	3,788
Less current portion	1,278	3,202
Long-term portion	$93	$586

(i)    The asset balance in the comparative period represents the embedded derivative in relation to the silver price included in the Silver Purchase Agreement as further described in Note 8 (v), Note 10 (v) and Note 21 of these Financial Statements.

(ii)    This balance represents other non-core assets acquired in the Argenta Property acquisition.

6.RESTRICTED CASH

Property	June 30, 2024	December 31, 2023
Lone Tree, Nevada (i)	$35,158	$40,243
Ruby Hill, Nevada (ii)	4,293	4,245
Total restricted cash and cash equivalents	$39,451	$44,488
(i)The Company has $35.2 million in restricted cash relating to the reclamation of the Company's Lone Tree property.

(ii)     The Company has $4.3 million in restricted cash relating to the reclamation of the Company's Ruby Hill property.

(iii) During the first quarter of 2024, $6.0 million in cash collateral was returned to the Company.

7.PROPERTY, PLANT AND EQUIPMENT, NET

	June 30, 2024	December 31, 2023
Pre-development and exploration properties	$358,994	$358,994
Buildings, plant and equipment	202,787	199,831
Construction-in-Progress	23,934	25,820
Total	585,715	584,645
Accumulated depreciation	16,577	15,249
Net carrying amounts	$569,138	$569,396

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
Depreciation, depletion and amortization on property, plant and equipment during the three and six months ended June 30, 2024 and 2023 include amounts allocated to:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Depreciation, depletion and amortization	$74	$2,724	$451	$4,145
Recorded in exploration, evaluation and pre-development	69	38	131	93
Recorded in general and administrative	62	110	124	215
Recorded in property maintenance	488	284	744	568
	693	3,156	1,450	5,021
Inventory movement	60	(1,716)	63	(2,349)
Total depletion, depreciation and amortization	$753	$1,440	$1,513	$2,672
(a)Summary of mineral property Net Smelter Return ("NSR") royalties (as at June 30, 2024)

Active properties	NSR (i)
McCoy-Cove, Nevada	1.5% NSR Maverix Metals Inc.
2% NSR Maverix Metals Inc.
2% NSR Chiara
Tabor, Nevada	3% NSR Renaissance
Granite Creek	1-4% NSR Royal Gold/D.M. Duncan
3-5% NSR Royal Gold
2% NSR Franco-Nevada/S&G Pinson
Portions of 7.5% NSR Stoffer/Noceto/Phillips
2% NSR Stoffer/Noceto/Phillips/Murphy/Christison
10% NPI Gold Royalty
2% Franco-Nevada
0.5% NSR Nevada Gold Mines
Lone Tree	5% NSR VEK/Andrus
1% NSR Franco-Nevada Mining Corporation, Inc.
4% NSR Bronco Creek, Inc.
5% NSR Marigold Mining Company
5% NSR Richardson
5% NSR BTF Properties
0.5%-1.5% NSR Newmont USA Limited
Ruby Hill	2.5% NSR Placer Dome U.S. Inc.
3% Biale Trust
4% NSR Asarco Incorporated
3% RG Royalties
Golden Hill	4% NSR Asarco Incorporated
3% NSR RG Royalties
0.5-1.5% NSR Royalty Consolidation Company
3% Biale Trust
4.0% Herrera
2.0% MacKenzie
4.0% Fulton/Wycosky
(i)These royalties are tied to specific mining claims and may not apply to the entire property.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
8.LONG-TERM DEBT

	Orion Convertible Loan (i)	Sprott Convertible Loan (ii)	Convertible Debentures (iii)	Gold Prepay Agreement (iv)	Silver Purchase Agreement (v)	Other	Total
As at January 1, 2023	$38,232	$8,612	$—	$34,004	$32,446	$565	$113,859
Fair value on inception	—	—	61,906	16,277	—	—	78,183
Additions and adjustments	—	362	—	—	—	14	376
Amortization of finance costs	428	—	477	71	20	—	996
Principal repayment	—	(2,038)	—	(17,043)	(6,231)	(297)	(25,609)
Finance charge	8,104	1,352	4,557	8,867	3,427	—	26,307
As at December 31, 2023	46,764	8,288	66,940	42,176	29,662	282	194,112
Additions and adjustments	—	—	—	(1,064)	(731)	—	(1,795)
Amortization of finance costs	268	—	319	58	26	—	671
Principal repayment	—	—	—	(8,656)	(8,475)	(187)	(17,318)
Finance charge	4,636	688	2,802	5,842	1,703	—	15,671
As at June 30, 2024	$51,668	$8,976	$70,061	$38,356	$22,185	$95	$191,341
Less current portion	—	—	—	22,994	6,498	85	29,577
Long-term portion	$51,668	$8,976	$70,061	$15,362	$15,687	$10	$161,764
(i)Orion Convertible Loan

On December 13, 2021, the Company entered into a Convertible Credit Agreement with OMF Fund III (F) Ltd., an affiliate of Orion to borrow $50 million (the "Orion Convertible Loan"). The Orion Convertible Loan bears interest at a rate of 8.0% annually and matures on December 13, 2025. The Orion Convertible Loan contains a change of control feature, a conversion feature, and a forced conversion feature that are considered embedded derivatives by the Company. The change of control feature and conversion feature are classified as derivative financial liabilities measured at fair value. The forced conversion feature is not separated from the host contract as it is considered to be indexed to the Company's shares. During the period ended June 30, 2024, none of the features were exercised. The derivative financial liability was recorded at $13.6 million at inception and $1.2 million at June 30, 2024 (December 31, 2023 - $9.0 million). For the three and six months ended June 30, 2024, the Company recorded a fair value gain of $2.6 million and $7.9 million, respectively (2023 - $0.9 million and $8.2 million, respectively) related to the valuation of the embedded derivatives through the Consolidated Statements of Operations as further described in Note 16 of these Financial Statements. Interest expense is calculated by applying the effective interest rate of 18.64% to the host liability component. Interest accretion is included in interest expense. Orion is a related party (Note 19).

The initial fair value of the liability portion of the convertible loan was determined using a market interest rate for an equivalent non- convertible loan at the issue date. The liability is subsequently recognized on an amortized cost basis until extinguished on change of control, conversion or maturity of the loan.

(ii)Sprott Convertible Loan

On December 10, 2021, the Company entered into a Convertible Credit Agreement with a fund managed by Sprott Asset Management USA, Inc. and a fund managed by CNL Strategic Asset Management, LLC (“Sprott”) to borrow $10 million (the "Sprott Convertible Loan"). The Sprott Convertible Loan bears interest at a rate of 8.0% annually and matures on December 9, 2025. The Sprott Convertible Loan contains a change of control feature, a conversion feature, and a forced conversion feature that are considered embedded derivatives by the Company. The change of control feature and conversion feature are classified as derivative financial liabilities measured at fair value. The forced conversion feature is not separated from the host contract as it is considered to be indexed to the Company's shares. During the second quarter of 2023, Sprott converted $1.8 million in principal and $0.2 million in interest into 800,449 common shares of the Company. During the period ended June 30, 2024, none of the features were exercised. The derivative financial liability was recorded at $2.7 million at inception and $0.2 million at June 30, 2024 (December 31, 2023 - $1.5 million). For the three and six months ended June 30, 2024, the Company recorded a fair value gain of $0.4 million and $1.3 million, respectively (2023 - $1.2 million and $2.2 million, respectively) related to the valuation of the embedded derivatives through the Consolidated Statements of Operations as further described in Note 16 of these Financial Statements. Interest expense is calculated by applying the effective interest rate of 16.10% to the host liability component. Interest accretion is included in interest expense. Sprott is a related party (Note 19).

The initial fair value of the convertible loan was determined using a market interest rate for an equivalent non- convertible loan at the issue date. The liability is subsequently recognized on an amortized cost basis until extinguished on control, conversion or maturity of the loan.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
Under the Sprott Convertible Loan and Orion Convertible Loan (the "Convertible Loans"), if a change of control occurs prior to the maturity date, the Company shall make an offer to prepay the Convertible Loans in cash, in an amount equal to 101% of the then outstanding principal amount. Outstanding amounts under the Convertible Loans are convertible into common shares of the Company at any time prior to maturity at the option of the applicable respective lender (a) in the case of the outstanding principal, C$3.275 per common share, and (b) in the case of accrued and unpaid interest, subject to TSX approval, at the market price of the common shares on the TSX at time of the conversion of such interest. Commencing 120 days following the closing date of the Convertible Loans, on any date when the volume weighted average price equals or exceeds 150% of the conversion price for each of the preceding 20 days, the Company may at its option elect to require the lenders to convert at the conversion price all of the then outstanding principal amount and any accrued and unpaid interest into common shares of the Company.

(iii)Convertible Debentures

On February 22, 2023, the Company closed a private placement offering of $65 million principal amount of secured Convertible Debentures of the Company. The Convertible Debentures bear interest at a fixed rate of 8.00% per annum and will mature on February 22, 2027. Outstanding amounts under the Convertible Debentures are convertible into common shares of the Company at any time prior to maturity at the option of the applicable respective lender (a) in the case of the outstanding principal, $3.38 per common share, and (b) in the case of accrued and unpaid interest, subject to TSX approval, at the market price of the common shares at time of the conversion of such interest.

The Convertible Debentures contain a conversion feature, a change of control feature, and a forced conversion feature that are considered embedded derivatives by the Company. The conversion feature, change of control feature, and a forced conversion feature are classified as financial liabilities and not separated from the host liability component. The conversion feature and forced conversion feature are considered to be indexed to the Company's shares. During the period ended June 30, 2024, none of the features were exercised. Interest expense is calculated by applying the effective interest rate of 9.24% to the host equity component. The effective interest rate is calculated based on the host liability component after deducting transactions costs. Interest accretion is included in interest expense.

Under the Convertible Debentures if a change of control occurs prior to the maturity date, the Company shall make an offer to prepay the Convertible Debentures in cash, in an amount equal to 104% of the then outstanding principal amount, plus accrued and unpaid interest on such Convertible Debentures up to, and including, the change of control purchase date. The holder of the Convertible Debentures shall have the right, at any time, to convert all or any portion of the principal amount of the Convertible Debentures into common shares of the Company at the conversion price of $3.38 per common share. The holder shall also have the option to elect to convert all or any portion of the accrued and unpaid interest into common shares at a price equal to the greater of (i) the conversion price, (ii) the current market price of the common shares on NYSE at the time of the conversion of such amounts owing, or (iii) 5-day VWAP of the common shares on the TSX. If after 120 days after the issue date and prior to the maturity date, the VWAP of the common shares of the Company as measured in U.S. dollars on the NYSE American equals or exceeds 150% of the conversion price for 20 consecutive trading days, the Company shall have right to convert all but not less than all of the principal amount of the Convertible Debentures, and subject to the approval of the TSX or any applicable stock exchange, all accrued and unpaid interest on the Convertible Debentures (however, that such conversion price of the accrued and unpaid interest must not be less than the VWAP of the common shares on the TSX during the five trading days immediately preceding the relevant date), into common shares at the conversion price. The Convertible Debentures are not redeemable prior to the maturity date. Certain directors and/or officers of the Company subscribed for $0.23 million in principal amount of Convertible Debentures under the offering.

(iv)Gold Prepay Agreement

On December 13, 2021, the Company entered into a gold prepay agreement with Orion (the "Gold Prepay Agreement"). In April 2022, the Gold Prepay Agreement was amended to adjust the quantity of the quarterly deliveries of gold, but not the aggregate amount of gold, to be delivered by the Company to Orion over the term of the Gold Prepay Agreement. Under the terms of the amended Gold Prepay Agreement, in exchange for $41.9 million, the Company is required to deliver to Orion 3,100 troy ounces of gold for the quarter ending June 30, 2022, and thereafter, 2,100 troy ounces of gold per calendar quarter until September 30, 2025, for aggregate deliveries of 30,400 troy ounces of gold.

On September 20, 2023, the Company entered into an A&R Gold Prepay Agreement with Orion pursuant to which the Company received aggregate gross proceeds of $20.0 million (the "2023 Gold Prepay Accordion") structured as an additional accordion under the existing Gold Prepay Agreement. The 2023 Gold Prepay Accordion will be repaid through the delivery by the Company to Orion of 13,333 troy ounces of gold over a period of 12 quarters, being 1,110 troy ounces of gold per quarter over the delivery period with the first delivery being 1,123 troy ounces of gold. The first delivery will occur on March 31, 2024, and the last delivery will occur on December 31, 2026.

On March 28, 2024, the Company entered into an amending agreement in relation to the A&R Gold Prepay Agreement with Orion pursuant to which the March 31, 2024 quarterly delivery of 3,223 troy ounces of gold was extended from March 31, 2024, to April 15, 2024 (the "First Amending Agreement").

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
On April 24, 2024, the Company entered into a Second A&R Gold Prepay Agreement with Orion as further described in Note 3 of these Financial Statements. Pursuant to the Second A&R Gold Prepay Agreement, Orion agreed to extend the deadline for the outstanding deliveries previously required to be made on or before April 15, 2024 under the A&R Gold Prepay Agreement until May 10, 2024. In addition, if the Company meets the Gold Option Criteria (as further described in Note 3 of these Financial Statements) it may elect to defer the deadline to deliver any of its quarterly gold delivery obligations for the 2024 calendar year by delivering to Orion, on or before September 30, 2025, the adjusted quarterly gold quantities (multiplied by 1.15 for gold deliveries made prior to June 30, 2025 and 1.19 for gold deliveries made thereafter). The remaining terms of the Second A&R Gold Prepay Agreement remain substantially the same as the existing A&R Gold Prepay Agreement. The Company may request an increase in the prepayment by an additional amount not exceeding $50 million in aggregate in accordance with the terms of the Second A&R Gold Prepay Agreement.

The Gold Prepay Agreement is recognized as a financial liability at amortized cost and it contains an embedded derivative in relation to the embedded gold price within the agreement that is measured at fair value each reporting period, as further described in Note 10 (iv) and Note 21 of these Financial Statements. Interest expense is calculated by applying the effective interest rate of 30.1% to the financial liability (December 31, 2023 - 27.5%). Interest accretion is included in interest expense.

Management assessed the A&R Gold Prepay Agreement and determined that the modification was non-substantial. As a result, management accounted for the modification as an adjustment to the existing liability. The 2023 Gold Prepay Accordion liability was recorded at fair value at inception of $16.4 million. Management assessed the Second A&R Gold Prepay Agreement and determined that the modification was non-substantial.

On June 28, 2024, the Company entered into a Side Letter Agreement with Orion in relation to the June 30, 2024 quarterly delivery, whereby the Company agreed to deliver a minimum of 1,000 troy ounces of gold to Orion on or before July 1, 2024, and to deliver the remaining 2,210 troy ounces to Orion on or before August 31, 2024. During the second quarter of 2024, the Company delivered 4,223 troy ounces of gold to Orion, 3,223 troy ounces of gold in full satisfaction of the March 31, 2024 quarterly delivery and 1,000 troy ounces of gold in partial satisfaction of the June 30, 2024 gold delivery, leaving 2,210 troy ounces of gold remaining to be delivered in relation to the June 30, 2024 quarterly delivery. In connection with the Side Letter Agreement, the Company paid fees of $0.6 million to Orion.

As of June 30, 2024, the Company had delivered 19,923 troy ounces of gold towards the Second A&R Gold Prepay Agreement with Orion, leaving 23,810 troy ounces of gold remaining to be delivered under the agreement. The current portion of the liability is $23.0 million as of June 30, 2024.

(v)Silver Purchase Agreement

On December 13, 2021, in exchange for $30.0 million, the Company entered into a silver purchase and sale agreement with Orion (the "Silver Purchase Agreement"). Under the Silver Purchase Agreement, commencing April 30, 2022, the Company will deliver to Orion 100% of the silver production from the Granite Creek and Ruby Hill projects until the delivery of 1.2 million ounces of silver, after which the delivery will be reduced to 50% until the delivery of an aggregate of 2.5 million ounces of silver, after which the delivery will be reduced to 10% of the silver production solely from Ruby Hill Project. Orion will pay the Company an ongoing cash purchase price equal to 20% of the prevailing silver price. Until the delivery of an aggregate of 1.2 million ounces of silver, the Company is required to deliver the following minimum amounts of silver ("the Annual Minimum Delivery Amount") in each calendar year: (i) in 2022, 300,000 ounces, (ii) in 2023, 400,000 ounces, (iii) in 2024, 400,000 ounces, and (iv) in 2025, 100,000 ounces. In the event that in a calendar year the amount of silver delivered under the Silver Purchase Agreement is less than the Annual Minimum Delivery Amount, the Company shall make up such difference (the “Shortfall Amount”) by delivering on or before the fifteenth day of the month immediately following such calendar year (the "Delivery Deadline"). At the Company’s sole option, the obligation to make up the Shortfall Amount to Orion may be satisfied by the delivery of refined gold instead of refined silver, at a ratio of 1/75th ounce of refined gold for each ounce of refined silver. The Silver Purchase Agreement was funded April 2022.

On January 12, 2024, the Company entered into an extension agreement in relation to the Silver Purchase Agreement with Orion pursuant to which the 2023 Shortfall Amount Delivery Deadline was extended from January 15, 2024, to April 15, 2024 (the "Extension Agreement"). In connection with the Extension Agreement the Company paid an amendment fee of $0.2 million and issued 0.5 million common share warrants exercisable at C$2.717 per share with an exercise period of 48 months or until January 24, 2028.

On April 24, 2024, the Company entered into an Amended Silver Purchase Agreement with Orion as further described in Note 3 of these Financial Statements. Pursuant to the Amended Silver Purchase Agreement, Orion agreed to extend the deadline for the outstanding deliveries required to be made on or before April 15, 2024 under the Amended Silver Purchase Agreement until May 10, 2024. If the Company meets the Stream Option Criteria (as further described in Note 3 of these Financial Statements) it may elect to defer the requirements to deliver its annual minimum delivery amount for 2024 (a “Stream Deferral”) by delivering to Orion, on or before September 30, 2025, the adjusted annual minimum delivery amount (multiplied by 1.07 for silver deliveries made prior to June 30, 2025 and 1.11 for silver deliveries made thereafter).

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
The Amended Silver Purchase Agreement is recognized as a financial liability at amortized cost and it contains two embedded derivatives as further described in Note 5 (i) and Note 21 of these Financial Statements. Interest expense is calculated by applying the effective interest rate of 12.7% to the financial liability (December 31, 2023 - 12.3%). Interest accretion is included in interest expense.

Management assessed the Amended Silver Purchase Agreement and determined that the modification was non-substantial.

During the second quarter of 2024, the Company delivered 394,605 ounces of silver to Orion in full satisfaction of the 2023 Shortfall Amount. As of June 30, 2024, the Company had delivered 700,000 ounces of silver towards the Amended Silver Purchase Agreement with Orion. The current portion of the liability is $6.5 million as of June 30, 2024.

The obligations under the Second A&R Gold Prepay Agreement and Amended Silver Purchase Agreement are senior secured obligations of the Company and its wholly-owned subsidiaries Ruby Hill Mining Company LLC, and Osgood Mining Company LLC, and secured against the Ruby Hill project in Eureka County, Nevada and the Granite Creek project in Humboldt County, Nevada.

9.RECLAMATION LIABILITIES

The Company's reclamation liabilities results from mining activities and previously mined property interests. The obligation consists primarily of costs associated with mine reclamation and closure activities. On an ongoing basis, management evaluates its estimates and assumptions, and future expenditures could differ from current estimates. In calculating the best estimate of the Company's obligation on a net present value basis, management used credit adjusted risk-free interest rates ranging from 6.40% to 10.61%. A reconciliation of the discounted obligation is provided below:

	June 30, 2024	December 31, 2023
Balance as at January 1	$49,765	$47,321
Change in estimate	—	218
Reclamation expenditures	(238)	(540)
Accretion expense	1,537	2,766
Balance as at December 31	51,064	49,765
Less current portion	573	543
Long-term portion	$50,491	$49,222

10.OTHER LIABILITIES

	June 30, 2024	December 31, 2023
Warrant liability (i)	$9,329	$4,467
Share-based payment liability (ii)	1,818	1,184
Orion - Conversion and change of controls rights (iii)	1,160	9,028
Sprott - Conversion and change of controls rights (iii)	182	1,459
Gold Prepay Agreement embedded derivative (iv)	6,591	1,676
Silver Purchase Agreement embedded derivative (v)	3,404	—
Contingent consideration (vi)	—	4,898
Lease liability	183	310
Total other liabilities	22,667	23,022
Less current portion	6,015	6,282
Long-term portion	$16,652	$16,740

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
(i)Warrant liability

Waterton warrants

In connection with the acquisition of Osgood the Company issued to Waterton 12.1 million common share warrants which are exercisable into one fully paid and non-assessable common share of the Company at an exercise price of C$3.64 per share until April 14, 2024. The warrants included a four month hold period. The initial fair value of the warrants recognized on inception was $6.1 million and at June 30, 2024 nil (December 31, 2023 - $0.1 million). During the first quarter of 2023, Waterton exercised 0.4 million warrants to purchase 0.4 million common shares of the Company. 11.7 million common share warrants expired April 14, 2024.

Orion warrants

In connection with the Orion financing package the Company completed during the fourth quarter of 2021, the Company issued 5.5 million common share warrants exercisable at C$3.275 per share with an exercise period of 36 months or until December 13, 2024. On September 20, 2023, in connection with the A&R Gold Prepay Agreement the Company extended the expiry date by an additional twelve months to December 13, 2025. The initial fair value of the warrants recognized on inception was $3.5 million and at June 30, 2024 $0.2 million (December 31, 2023 - $2.0 million)

In connection with the A&R Gold Prepay Agreement entered into during the third quarter of 2023, the Company issued 3.8 million common share warrants exercisable at C$3.17 per share with an exercise period of 36 months or until September 20, 2026. The warrants included a four month hold period. The initial fair value of the warrants recognized on inception was $1.9 million and at June 30, 2024 $0.5 million (December 31, 2023 - $1.8 million).

In connection with the Extension Agreement entered into during the first quarter of 2024, the Company issued 0.5 million common share warrants exercisable at C$2.72 per share with an exercise period of 48 months or until January 24, 2028. The warrants included a four month hold period. The initial fair value of the warrants recognized on inception was $0.3 million and at June 30, 2024 $0.1 million.

Paycore replacement warrants

In connection with the Paycore acquisition discussed in Note 3 of these Financial Statements, the Company issued a total of 3.8 million common share warrants for Paycore warrants outstanding on the date of acquisition. The replacement warrants are comprised of 0.2 million common share warrants at an exercise price of C$3.09 per common share until April 20, 2024, 0.3 million common share warrants at an exercise price of C$2.40 per common share until February 9, 2025, and 3.3 million common share warrants at an exercise price of C$4.02 per common share until May 2, 2025. The initial fair value of the warrants recognized on inception was $2.7 million and at June 30, 2024 $0.1 million (December 31, 2023 - $0.6 million). 0.2 million common share warrants at an exercise price of C$3.09 per common share expired April 20, 2024.

Bought Deal Public Offering

On May 1, 2024, in connection with the Offering discussed in Note 3 of these Financial Statements, the Company issued 34.8 million common share warrants exercisable at C$2.15 per share with an exercise period of 48 months. The warrants commenced trading on the TSX on May 1, 2024, under the symbol "IAU.WT". The trading value was used to determine the fair value at inception and for subsequent periods. The initial fair value of the warrants recognized on inception was $8.9 million and at June 30, 2024 $8.4 million. The Company incurred $4.5 million in transaction costs in connection with the Offering, of which $0.5 million was allocated to the warrant liability and included in general and administrative expenses in the Consolidated Statements of Operations during the period ended June 30, 2024.

The warrants are considered derivatives because their exercise price is in C$ whereas the Company’s functional currency is in USD. Accordingly, the Company recognizes the warrants as liabilities at fair value with changes in fair value recognized in profit or loss. For the three and six months ended June 30, 2024, the Company recognized a gain on the revaluation of the liability of $1.6 million and $4.3 million, respectively (2023 - 4.6 million and $10.2 million, respectively) through the Consolidated Statements of Operations as further described in Note 16 of these Financial Statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
The fair value of the warrants, excluding warrants issued in connection with the Offering, were calculated using the Black-Scholes option pricing model, or a Monte Carlo simulation model, if applicable taking into the account the four month hold restriction, and with the following weighted average assumptions:

	June 30, 2024	December 31, 2023
Risk free rate	3.55% to 4.56%	3.45% to 5.08%
Warrant expected life	7 to 43 months	3 to 33 months
Expected volatility	50% to 64%	42% to 54%
Expected dividend	0%	0%
Share price	C$1.44	C$2.33

As of June 30, 2024, there were 48,185,249 warrants outstanding (December 31, 2023 - 24,716,409).

(ii)Share-based payment liability

The Company recognized a share-based payment liability of $1.8 million at June 30, 2024 (December 31, 2023 - $1.2 million) under the Company's restricted and deferred share unit plans as discussed in Note 11 (e) of these Financial Statements. The current portion of the liability is $0.9 million at June 30, 2024 (December 31, 2023 - $0.5 million).

(iii)Conversion and change of control right

The financial liability represents the conversion and change of control rights included in the Orion and Sprott Convertible Loans as further described in Note 8 (i), Note 8 (ii) and Note 21 of these Financial Statements.

(iv)Gold Prepay Agreement embedded derivative

The financial liability represents the embedded derivative in relation to the fixed gold price included in the Gold Prepay Agreement as further described in Note 8 (iv) and Note 21 of these Financial Statements. The Company recognizes the embedded derivative at fair value with changes in fair value recognized in profit or loss. For the three and six months ended June 30, 2024, the Company recorded a fair value loss of $1.4 million and $4.9 million, respectively (2023 - $0.8 million gain and $2.3 million loss, respectively) related to the valuation of the embedded derivative through the Consolidated Statements of Operations as further described in Note 16 of these Financial Statements. As of June 30, 2024, the current portion of the Gold Prepay Agreement embedded derivative liability was $4.2 million.

(v)Silver Purchase Agreement embedded derivative

The liability balance represents the embedded derivative in relation to the silver price included in the Silver Purchase Agreement as further described in Note 8 (v) and Note 21 of these Financial Statements. The Company recognizes the embedded derivative at fair value with changes in fair value recognized in profit or loss. For the three and six months ended June 30, 2024, the Company recorded a fair value loss of $4.4 million and $5.3 million, respectively (2023 - $1.3 million gain and $0.5 million gain, respectively) related to the valuation of the embedded derivative through the Consolidated Statements of Operations as further described in Note 16 of these Financial Statements. As of June 30, 2024, the current portion of the Silver Purchase Agreement embedded derivative liability was $0.9 million.

(vi)Contingent consideration

In connection with the acquisition of Osgood from Waterton, the Company recorded a financial liability associated with the contingent value rights obligation. The contingent value rights obligation included a payment to Waterton in the amount of $5.0 million upon the public announcement of a positive production decision related to the Granite Creek Project (underground or open pit) (the "Production Payment"), and an additional $5.0 million upon production of the first ounce of gold (excluding ordinary testing and bulk sampling programs) following a 60 consecutive day period where gold prices have exceeded $2,000 per ounce (the "Price Payment").

In the third quarter of 2022, the Company paid Waterton $5.0 million in cash as part of the contingent value rights Production Payment. In the first quarter of 2024, the Company paid Waterton $3.6 million as part of the contingent value rights Price Payment. Consideration paid to Waterton consisted of 2.7 million common shares of the Company valued at $3.6 million. In the second quarter of 2024, the Company paid Waterton $1.4 million in cash in full satisfaction of the $5.0 million Price Payment.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
(vii)Deferred consideration

In connection with the acquisition of Ruby Hill the Company recorded a financial liability associated with the milestone payments. The four milestone payments and corresponding early prepayment options are as follows:

•$17 million in cash and/or shares of i-80 Gold payable on the earlier of 60 days following the issuance of a press release by the Company regarding the completion of a new or updated Mineral Resource estimate for Ruby Hill or 15 months after closing, based on the market price of i-80 Gold's shares at the time of such payment (the "First Milestone Payment");
•$15 million in cash and/or shares of i-80 payable on the earlier of 60 days following the issuance of a press release by the Company regarding the completion of a Feasibility Study for Ruby Hill or 24 months after closing, based on the market price of i-80 Gold's shares at the time of such payment (the "Second Milestone Payment"). An early prepayment option to reduce the payment by $5 million to $10 million is available if the payment is made less than 15 months after closing and if the payment in shares of the Company does not exceed up to $7.5 million of the total amount, at the Company's discretion.
•$15 million in cash and/or shares of i-80 Gold payable on the earlier of 30 months after closing and 90 days following the announcement by the Company of a construction decision related to a deposit on any portion of Ruby Hill that is not currently being mined, based on the market price of i-80 Gold's shares at the time of such payment (the "Third Milestone Payment"); and
•$20 million in cash and/or shares of i-80 Gold payable on the earlier of 36 months after closing and 90 days following the announcement by the Company of achieving Commercial Production related to a deposit on any portion of Ruby Hill that is not currently being mined, priced based on the market price of i-80 Gold's shares at the time of such payment (the "Fourth Milestone Payment"). An early prepayment option to reduce the payment for the third and fourth milestone payments to $20 million is available if the payments are done prior to 24 months after closing, if the payment in shares of the Company did not exceed up to $10 million of the total amount, at the Company's discretion, and if shares held by Waterton do not exceed 9.99% of the outstanding shares of the Company.
During the first quarter of 2023, the Company exercised the early prepayment option and paid to Waterton total consideration of $27.0 million in satisfaction of the First and Second Milestone Payment. Consideration paid to Waterton consisted of $11.0 million in cash and 5,515,313 common shares of the Company valued at $16.0 million.

During the fourth quarter of 2023, the Company exercised the early prepayment option and paid to Waterton total consideration of $20.0 million in satisfaction of the Third and Fourth Milestone Payment. Consideration paid to Waterton consisted of $10.0 million in cash and 6,613,382 common shares of the Company valued at $10.0 million.

The Company recognized the liability at fair value with changes in fair value recognized in profit or loss. The initial fair value of the liability recognized on inception was $41.9 million. For the three and six months ended June 30, 2024, the Company recognized a loss on the revaluation of the liability of nil (2023 - $0.4 million and $0.8 million, respectively) through the Consolidated Statements of Operations as further described in Note 16 of these Financial Statements.

11.COMMON SHARES

(a)Authorized share capital

At June 30, 2024, the authorized share capital consisted of an unlimited number of common shares without par value.

(b)Issued share capital

On May 1, 2024, the Company completed a bought deal public offering of an aggregate of 69.7 million Units at a price of C$1.65 per Unit for aggregate gross proceeds to the Company of approximately C$115.0 million ($83.5 million). Each Unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant of the Company. The 34.8 million common share warrants issued in connection with the offering were valued at $8.9 million at inception using the closing price of the warrants of C$0.35 on May 1, 2024. The Company incurred $4.5 million in transaction costs in connection with the Offering, of which $4.1 million was allocated to shares issued and presented as a reduction to share capital within the statement of changes in equity.

On March 20, 2024, the Company issued 1.1 million common shares to Waterton at a price of C$1.73 for total gross proceeds of C$2.0 million ($1.4 million) as partial consideration of the contingent value rights payment related to Granite Creek, as further described in Note 10 (vi) of these Financial Statements.

During the first quarter of 2024 the Company completed a non-brokered private placement of common shares. An aggregate of 13,064,204 shares were issued by the Company at a price of C$1.80 per common share for aggregate gross proceeds of C$23.5 million ($17.4 million).

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
On February 9, 2024, the Company issued 1.6 million common shares to Waterton at a price of C$1.80 for total gross proceeds of C$2.9 million ($2.1 million) as partial consideration of the contingent value rights payment related to Granite Creek, as further described in Note 10 (vi) of these Financial Statements.

On October 16, 2023, the Company issued 6.6 million common shares to Waterton at a price of C$2.057 for total gross proceeds of C$13.6 million ($10.0 million) as partial consideration of the Third Milestone Payment and Fourth Milestone Payment related to the Ruby Hill deferred consideration, as further described in Note 10 (vii) of these Financial Statements.

On August 1, 2023, the Company completed a private placement of common shares led by CIBC Capital Markets on behalf of a syndicate of underwriters. An aggregate of 13,629,800 shares were issued by the Company at a price of C$2.70 per common share for aggregate gross proceeds of C$36.8 million ($27.7 million). Certain directors and/or officers of the Company subscribed for C$0.5 million in common shares.

On June 27, 2023, Sprott converted $1.8 million in principal and subject to obtaining approval of the TSX $0.2 million in interest of the Convertible Loans into 800,449 common shares of the Company. On July 7, 2023, upon approval of the TSX the Company issued 800,449 common shares to Sprott.

On May 9, 2023, in connection with the Paycore acquisition the Company issued 5,016,991 common shares to Waterton in settlement of the contingent value rights agreement between Paycore and Waterton, as further described in Note 3 of these Financial Statements.

On May 5, 2023, the Company acquired 100% of the issued and outstanding shares of Paycore at the Exchange Ratio issuing 25,488,584 common shares to Paycore shareholders, as further described in Note 3 of these Financial Statements.

On January 16, 2023, the Company issued 5.5 million common shares to Waterton at a price of C$3.8945 for total gross proceeds of C$21.5 million ($16.0 million) as partial consideration of the First Milestone Payment and Second Milestone Payment related to the Ruby Hill deferred consideration, as further described in Note 10 (vii) of these Financial Statements.

The Company issued 0.9 million common shares for stock options and warrants exercised during the six months ended June 30, 2024 (2023 - 0.8 million) and received proceeds of $0.9 million (2023 - $1.9 million).

(c)Share option plan

The Company has a share option plan (the "Plan") which is restricted to directors, officers, key employees and consultants of the Company. The number of common shares subject to options granted under the Plan (and under all other management options and employee stock purchase plans) is limited to 10% in the aggregate and 1% with respect to any one optionee of the number of issued and outstanding common shares of the Company at the date of the grant of the option. Options issued under the Plan may be exercised during a period determined by the Company's Board of Directors which cannot exceed ten years. Vesting periods may range from immediate to five years.

(d)Stock options

The continuity of stock options issued and outstanding are as follows:

	Options outstanding #	Weighted average price C$
Outstanding at December 31, 2022	7,878,746	2.30
Issued in Paycore Acquisition	1,727,200	1.89
Granted	2,088,687	3.20
Exercised	(526,798)	2.59
Expired	(16,000)	2.91
Forfeited	(92,590)	2.69
Outstanding at December 31, 2023	11,059,245	2.39
Granted	941,316	1.74
Exercised	(904,800)	1.34
Expired	(114,115)	2.12
Forfeited	(41,351)	3.21
Outstanding at June 30, 2024	10,940,295	2.42
The weighted average share price at the date of exercise for the six months ended June 30, 2024 was C$1.87 (2023 - C$3.17).

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
At June 30, 2024, the following options were outstanding, and outstanding and exercisable:

	Outstanding			Outstanding and Exercisable
Exercise price CAD	Options #	Weighted average exercise price C$	Weighted average remaining life in years	Options #	Weighted average exercise price C$	Weighted average remaining life in years
$0.59 - $1.69	2,335,400	$1.34	1.68	2,335,400	$1.34	1.68
$1.70 - $2.64	3,850,194	$2.37	3.11	3,255,980	$2.48	2.83
$2.65 - $3.17	2,408,550	$2.72	2.06	2,408,550	$2.72	2.06
$3.18 - $3.67	2,346,151	$3.26	3.33	1,750,926	$3.27	3.23
	10,940,295	$2.42	2.62	9,750,856	$2.41	2.44
Total vested stock options at June 30, 2024 were 9,750,856 (December 31, 2023 - 9,081,403) with a weighted average exercise price of C$2.41 (December 31, 2023 - C$2.25).

The Company applies the fair value method of accounting for all share-based compensation awards and accordingly, $0.5 million was recorded for options issued as compensation during the six months ended June 30, 2024 (2023 - $1.4 million) per the table in (f) share-based payments below. The options had a weighted average grant date fair value of C$1.74 at June 30, 2024. As of June 30, 2024, there were 1,189,439 unvested stock options (December 31, 2023 - 1,977,842).

For purposes of the options granted, the fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model, with the following assumptions:

	June 30, 2024	December 31, 2023
Risk-free interest rate	3.84% to 4.05%	3.47% to 4.03%
Annualized volatility based on historic volatility	52% to 53%	52% to 60%
Expected dividend	Nil	Nil
Forfeiture rate	4.1% to 4.2%	0.0% to 4.4%
Expected option life	2 to 3.5 years	2.4 to 3.5 years
(e)Restricted and Deferred Share Unit Plan

The Company adopted the RSU plan to allow the Board of Directors to grant its employees non-transferable share units based on the value of the Company's share price at the date of grant. The awards have a graded vesting schedule over a three-year period. Under the RSU plan, the awards can be equity or cash settled immediately upon vesting.

The Company adopted the DSU plan to grant members of its Board of Directors non-transferable share units based on the value of the Company's share price at the date of grant. The awards have a graded vesting schedule over a three-year period. DSUs must be retained until the Director leaves the Board, at which time the awards will be equity or cash settled.

The following table summarizes the continuity of the RSUs and DSUs for the period ended June 30, 2024:

	RSUs outstanding #	DSUs outstanding #
Outstanding at December 31, 2022	465,642	175,091
Granted	731,543	167,374
Settled	(464,159)	—
Forfeited	(31,271)	—
Outstanding at December 31, 2023	701,755	342,465
Granted	2,051,374	420,927
Forfeited	(87,030)	—
Outstanding at June 30, 2024	2,666,099	763,392

As the RSUs and DSUs are expected to be settled in cash, at June 30, 2024 a current liability of $0.9 million and a long-term liability of $0.9 million was outstanding and included in other liabilities (December 31, 2023 - $0.5 million and $0.7 million, respectively). For the six months ended June 30, 2024, $0.6 million has been recorded as an expense and included in general and administrative expense (2023 - $0.8 million). The total fair value of the vested and unvested RSUs and DSUs at June 30, 2024 was C$4.9 million (December 31, 2023 - $2.4 million).

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
For purposes of the vesting of the RSUs and DSUs, the fair value of the liability was estimated using the share price of the valuation date and an expected weighted average forfeiture rate of 3% and nil, respectively.

(f)Share-based payments

The following table summarizes share-based payment expense included in the Consolidated Statements of Operations during the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Stock option valuation	$154	$373	$509	$1,441
RSUs and DSUs	458	530	632	770
Total	$612	$903	$1,141	$2,211
12.BASIC AND DILUTED LOSS PER SHARE

Basic loss per share is calculated based on the weighted average number of common shares and common share equivalents outstanding during the three and six months ended June 30, 2024, and 2023. Diluted loss per share is based on the assumption that stock options and warrants that have an exercise price less than the average market price of the Company's common shares during the period have been exercised on the later of the beginning of the year and the date granted. Net loss and basic weighted average shares outstanding are reconciled to diluted loss and diluted weighted average shares outstanding, respectively, as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net loss	$(41,005)	$(26,276)	$(60,705)	$(48,687)

Basic and diluted weighted average shares outstanding	361,145,495	265,433,411	333,234,688	255,573,142

Basic and diluted loss per share	$(0.11)	$(0.10)	$(0.18)	$(0.19)

Convertible loans and debentures of 49,087,649, 10,940,295 stock options (Note 11 (d)) and 48,185,249 warrants (Note 10 (i)) were excluded from the computation of diluted weighted average shares outstanding for the three and six months ended June 30, 2024 (2023 - 45,311,752, 11,136,703 and 20,966,409, respectively) as their effect would be anti-dilutive.

13.SUPPLEMENTAL CASH FLOW INFORMATION

(i) The following table summarizes the changes in operating assets and liabilities:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Receivables	$(1,638)	$(1,019)	$602	$(924)
Prepaids and deposits	(1,069)	(2,518)	(242)	(1,335)
Inventory	4,645	(1,320)	(1,820)	(4,609)
Accounts payable and accrued liabilities	2,466	6,486	(5,714)	3,238
Increase (decrease) in working capital	$4,404	$1,629	$(7,174)	$(3,630)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
(ii) The following table summarizes non-cash items included in other income (expense):

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gain on warrants	$1,645	$4,607	$4,275	$10,175
Gain on Convertible Loans derivative	3,030	2,116	9,145	10,482
Loss on deferred consideration	(8)	(440)	(102)	(956)
Gain on investments	—	239	—	997
Gain (loss) on sales from Gold Prepay Agreement	(1,061)	158	(1,061)	262
Gain (loss) on Gold Prepay derivative	(1,417)	838	(4,915)	(2,252)
Gain (loss) on Silver Purchase derivative	(4,445)	1,309	(5,302)	452
Other	87	2	196	497
Total non-cash items included in other income (expense)	$(2,169)	$8,829	$2,236	$19,657
14.REVENUE

Revenue by customer

The following table represents sales to individual customers representing 100% of the Company's gold and silver revenue:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Customer 1	$2,706	$5,355	$7,000	$5,355
Customer 2	3,473	2,821	6,746	2,821
Customer 3	1,149	2,857	1,969	6,083
Customer 4	—	36	26	1,359
Customer 5	(144)	—	(144)	—
Customer 6	—	241	—	241
Total revenue from major customers	$7,184	$11,310	$15,597	$15,859
At June 30, 2024, the Company had one customer that made up 84% of trade receivables. At December 31, 2023, the Company had two customers that made up 95% of trade receivables. The Company is not economically dependent on a limited number of customers for the sale of its product because gold and other metals can be sold through numerous commodity market traders worldwide.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gold and silver	$3,896	$8,489	$9,111	$13,038
Mineralized material	3,288	2,821	6,486	2,821
Total	$7,184	$11,310	$15,597	$15,859

15.EXPLORATION, EVALUATION AND PRE-DEVELOPMENT

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Exploration and evaluation	$4,357	$11,452	$5,910	$21,772
Pre-development	6,079	6,382	11,800	10,927
Total exploration, evaluation and pre-development	$10,436	$17,834	$17,710	$32,699

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
16.OTHER INCOME (EXPENSE), NET

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gain on warrants	$1,645	$4,607	$4,275	$10,175
Gain on Convertible Loans derivative	3,030	2,116	9,145	10,482
Loss on deferred consideration	(8)	(440)	(102)	(956)
Gain on foreign exchange	449	43	379	45
Gain on investments	—	239	—	997
(Loss) gain on sales from Gold Prepay Agreement	(1,061)	158	(1,061)	262
(Loss) gain on Gold Prepay derivative	(1,417)	838	(4,915)	(2,252)
(Loss) gain on Silver Purchase derivative	(4,445)	1,309	(5,302)	452
Other	1,207	636	1,820	1,398
Total other income (expense)	$(600)	$9,506	$4,239	$20,603
17.INTEREST EXPENSE

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Interest accretion on Convertible Loans	$2,722	$2,333	$5,324	$4,541
Interest accretion on Gold Prepay Agreement	3,026	1,929	5,842	3,966
Interest accretion on Silver Purchase Agreement	792	829	1,703	1,647
Interest accretion on Convertible Debentures	1,415	1,307	2,802	1,833
Amortization of finance costs	357	249	671	431
Environmental rehabilitation accretion	—	—	—	—
Interest paid	445	8	451	22
Total interest expense	$8,757	$6,655	$16,793	$12,440

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
18.SEGMENTED INFORMATION

Results of the operating segments are reviewed by the Company's chief operating decision makers ("CODM") to make decisions about resources to be allocated to the segments and to assess their performance. Each CODM is a member of the senior management team who rely on management positioned in each operating segment of the Company.

The results from operations for these reportable segments are summarized in the following tables:

Six months ended June 30, 2024	Nevada Production[1]	Exploration and Development[2]	Corporate and other	Total
Revenue	$15,597	$—	$—	$15,597
Cost of sales	(27,753)	—	—	(27,753)
Depletion, depreciation and amortization	(451)	—	—	(451)
Exploration, evaluation and pre-development	(12,873)	(4,837)	—	(17,710)
Overhead costs	(6,295)	(501)	(10,265)	(17,061)
Other income	936	—	3,303	4,239
Interest expense	(445)	—	(16,348)	(16,793)
Loss before income taxes	(31,284)	(5,338)	(23,310)	(59,932)
Deferred tax expense	—	—	(773)	(773)
Loss for the period	$(31,284)	$(5,338)	$(24,083)	$(60,705)

Six months ended June 30, 2023	Nevada Production[1]	Exploration and Development[2]	Corporate and other	Total
Revenue	$15,859	$—	$—	$15,859
Cost of sales	(18,731)	—	—	(18,731)
Depletion, depreciation and amortization	(4,145)	—	—	(4,145)
Exploration, evaluation and pre-development	(19,816)	(12,883)	—	(32,699)
Overhead costs	(5,810)	(469)	(12,134)	(18,413)
Other (expense) income	(322)	32	20,893	20,603
Interest expense	(9)	—	(12,431)	(12,440)
Loss before income taxes	(32,974)	(13,320)	(3,672)	(49,966)
Deferred tax recovery	—	—	1,279	1,279
Loss for the period	$(32,974)	$(13,320)	$(2,393)	$(48,687)

Three months ended June 30, 2024	Nevada Production[1]	Exploration and Development[2]	Corporate and other	Total
Revenue	$7,184	$—	$—	$7,184
Cost of sales	(19,422)	—	—	(19,422)
Depletion, depreciation and amortization	(74)	—	—	(74)
Exploration, evaluation and pre-development	(7,967)	(2,469)	—	(10,436)
Overhead costs	(2,372)	(248)	(5,894)	(8,514)
Other income (expense)	802	—	(1,402)	(600)
Interest expense	(443)	—	(8,314)	(8,757)
Loss before income taxes	(22,292)	(2,717)	(15,610)	(40,619)
Deferred tax expense	—	—	(386)	(386)
Loss for the period	$(22,292)	$(2,717)	$(15,996)	$(41,005)
1 Includes Ruby Hill, Lone Tree and Granite Creek
2 McCoy-Cove and FAD

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)

Three months ended June 30, 2023	Nevada Production[1]	Exploration and Development[2]	Corporate and other	Total
Revenue	$11,310	$—	$—	$11,310
Cost of sales	(12,188)	—	—	(12,188)
Depletion, depreciation and amortization	(2,724)	—	—	(2,724)
Exploration, evaluation and pre-development	(10,799)	(7,035)	—	(17,834)
Overhead costs	(3,087)	(236)	(5,450)	(8,773)
Other (expense) income	(57)	32	9,531	9,506
Interest expense	(2)	—	(6,653)	(6,655)
Loss before income taxes	(17,547)	(7,239)	(2,572)	(27,358)
Deferred tax recovery	—	—	1,082	1,082
Loss for the period	$(17,547)	$(7,239)	$(1,490)	$(26,276)

As at June 30, 2024	Nevada Production[1]	Exploration and Development[2]	Corporate and other	Total
Capital expenditures	$1,364	$—	$—	$1,364
Property, plant and equipment	422,966	143,341	2,831	569,138
Total assets	495,649	143,941	40,349	679,939
Total liabilities	$(33,342)	$96,573	$239,550	$302,781

As at December 31, 2023	Nevada Production[1]	Exploration and Development[2]	Corporate and other	Total
Capital expenditures	$17,237	$91,933	$338	$109,508
Property, plant and equipment	422,845	143,378	3,173	569,396
Total assets	494,657	144,194	15,432	654,283
Total liabilities	$(32,440)	$96,877	$244,550	$308,987

19.RELATED PARTY TRANSACTIONS

The Company had the following transactions with its related parties who have been identified as principal owners.

Related party debt

i.The Company entered into convertible loan agreements with both Orion and Sprott (Note 8). Interest accretion related to the loans are recorded in interest expense (Note 17).

ii.The Company has a gold prepay and silver purchase agreement with Orion (Note 8).

Other liabilities

i.In connection with the financing package completed in 2021 and subsequent amendments, the company issued warrants to Orion (Note 10).

1 Includes Ruby Hill, Lone Tree and Granite Creek
2 McCoy-Cove and FAD

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
20.COMMITMENTS AND CONTINGENCIES

Surety bonds

At June 30, 2024, the Company has outstanding surety bonds in the amount of $132.8 million in favour of either the United States Department of the Interior, Bureau of Land Management ("BLM"), or the State of Nevada, Department of Conservation & Natural Resources as financial support for environmental reclamation and exploration permitting. This includes surety bonds for the Lone Tree project and the Ruby Hill property in the amounts of $87.0 million and $27.0 million, respectively. The surety bonds are secured by a $39.5 million deposit (December 31, 2023 - $44.5 million) and are subject to fees competitively determined in the marketplace. During the first quarter of 2024, $6.0 million in cash collateral was returned to the Company. The obligations associated with these instruments are generally related to performance requirements that the Company addresses through its ongoing operations. As specific requirements are met, the BLM and State of Nevada as beneficiary of the instruments, will return the instruments to the issuing entity. As these instruments are associated with operating sites with long-lived assets, they will remain outstanding until closure.

21.FINANCIAL INSTRUMENTS

The Company's operations include the acquisition and exploration of mineral properties in the State of Nevada. The Company examines the various financial risks to which it is exposed and assesses the impact and likelihood of occurrence. These risks may include credit risk, liquidity risk, currency risk, interest rate risk and other risks. Where material, these risks are reviewed and monitored by the Board of Directors.

Fair value

(i)Definitions

ASC 820 establishes a fair value hierarchy that prioritizes the input to valuation techniques used to measure fair value as follows:
Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

(ii)Valuation techniques used to determine fair values

The Company calculates fair values based on the following methods of valuation and assumptions:

a.Financial assets

Financial assets other than the Company's derivative assets described below are carried at amortized cost. The fair value of cash and cash equivalents and receivables approximate their carrying value due to their short-term nature.

b.Financial liabilities

Financial liabilities not classified as fair value through profit or loss are carried at amortized cost. Accounts payable and accrued liabilities approximate their carrying value due to their short term nature.

Share-based payment and warrant liabilities

The share-based payment and warrant liabilities are classified within level 2 of the fair value hierarchy and are fair valued using a valuation model that incorporates such factors as the Company’s share price volatility, risk free rates and expiry dates including managements assumptions on forfeiture rates.

The warrants issued in connection with the Offering are classified within level 1 of the fair value hierarchy as the warrants are listed on the TSX and therefore a quoted market price is available.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
Contingent consideration

Contingent consideration related to Granite Creek was recognized at fair value on acquisition and in the comparative period prior to settlement by the Company during the second quarter of 2024 (Note 10 (vi)). This liability was classified within level 3 of the fair value hierarchy as it involved management's best estimate of whether or not the key activities and market conditions required for each contingent payment would be achieved. The significant unobservable inputs include such inputs as managements estimate of the probability of a positive production decision related to the Granite Creek Project and managements estimate of the probability of producing the first ounce of gold following a 60 consecutive day period where gold prices have exceeded $2,000 per ounce. The fair value of the contingent consideration was the present value of projected future cash flows using a discount rate of 7.5%.

Deferred consideration

Deferred consideration related to Ruby Hill was recognized at fair value on acquisition and in the comparative period prior to settlement by the Company during the third quarter of 2023, as further described in Note 10 (vii) of the Consolidated Financial Statements. This liability was classified within level 3 of the fair value hierarchy as it involved management's best estimate of whether or not the key activities as described in Note 10 (vii) of these Financial Statements required for each milestone payment would be achieved. Management assumed that all milestones would be achieved and the early repayment option would be taken. The fair value of the deferred consideration was the present value of projected future cash flows using a discount rate of 7.5%.

Convertible Loans

The Convertible Loans contain conversion and change of control rights that are separately measured at fair value each reporting period (level 3). In determining the fair value at each reporting period, management judgement is required in respect to input variables of the financial model used for estimation purposes. These variables include such inputs as managements estimate of the probability and date of a change of control event, the Company's share price, share price variability, credit spreads, and interest rates. Gains and losses were recorded in other income and other expense in the Consolidated Statement of Operations.

Gold Prepay Agreement

The Gold Prepay Agreement is recognized as a financial liability at amortized cost and contains an embedded derivative in relation to the embedded gold price within the agreement that is measured at fair value each reporting period (level 3). In determining the fair value of the embedded derivative at each reporting period, management judgement is required in respect to input variables of the financial model used for estimation purposes. These variables include such inputs as metal prices, metal price volatility, and risk free borrowing rates. Gains and losses were recorded in other income and other expense in the Consolidated Statement of Operations.

Silver Purchase Agreement

The Amended Silver Purchase Agreement is recognized as a financial liability at amortized cost and it contains two embedded derivatives; one in relation to the embedded silver price within the agreement and the other in relation to the gold substitution option whereby i-80 Gold can choose to deliver gold instead of silver at a ratio of 75:1, both are measured at fair value each reporting period (level 3). On initial recognition and at June 30, 2024, the gold substitution option did not have any value. In determining the fair value of the embedded derivatives at each reporting period, management judgement is required in respect to input variables of the financial model used for estimation purposes. These variables include such inputs as metal prices, metal price volatility, risk free borrowing rates and the Company's production profile. Gains and losses were recorded in other income and other expense in the Consolidated Statement of Operations.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
(iii)Fair value measurements using significant unobservable inputs (level 3)

The following tables present the changes in level 3 items for the periods ended June 30, 2024 and December 31, 2023:

	Convertible Loans
	Orion conversion and change of control rights	Sprott conversion and change of control rights	Silver Purchase Agreement - silver price derivative	Gold Prepay Agreement - gold price derivative	Contingent consideration	Deferred consideration
Balance as at January 1, 2023	$(27,029)	$(5,299)	$1,898	$2,916	$(4,541)	$(45,805)
Principal repayment	—	—	—	—	—	47,000
Fair value adjustments	18,001	3,840	—	(4,592)	(357)	(1,195)
Balance as at December 31, 2023	$(9,028)	$(1,459)	$1,898	$(1,676)	$(4,898)	$—
Principal repayment	—	—	—	—	5,000	—
Fair value adjustments	7,868	1,277	(5,302)	(4,915)	(102)	—
Balance as at June 30, 2024	$(1,160)	$(182)	$(3,404)	$(6,591)	$—	$—

(iv)Valuation inputs and relationships to fair value

The following table summarizes the quantitative information about the significant unobservable inputs used in level 3 fair value measurements:

Balance as at June 30, 2024	Unobservable input	Fair Value	Change in Fair Value
Assumption:			-10%	10%
Silver Purchase Agreement - silver price derivative	Change in forecast silver price	$(3,404)	$2,404	$(2,404)
Gold Prepay Agreement - gold price derivative	Change in forecast gold price	$(6,591)	$2,536	$(2,536)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Stated in thousands of United States Dollars)
(Unaudited)
22.SUBSEQUENT EVENTS

ATM Program and Filing of Prospectus Supplement

The Company obtained a receipt for a final short form base shelf prospectus on June 24, 2024 (the "Canadian Shelf Prospectus"). The Canadian Shelf Prospectus was filed with the securities regulators in each province and territory of Canada, and a corresponding U.S. base prospectus contained in its registration statement on Form F-10 (the "U.S. Base Prospectus") was filed with the United States Securities and Exchange Commission ("SEC").

These filings allow the Company to make offerings of common shares, warrants, debt securities, subscription receipts and units (collectively, the “Securities”), or any combination thereof, from time to time over a 25-month period in both Canada and the United States. The Securities may be offered in amounts, at prices and on terms to be determined at the time of sale and, subject to applicable regulations, may include “at-the-market” offerings, public offerings or strategic investments. The specific terms of future offerings of Securities, if any such offerings occur, will be set forth in one or more prospectus supplement(s) to be filed with applicable securities regulators.

The at-the-market equity program (the "ATM Program") has been implemented pursuant to the terms of an equity distribution agreement dated August 12, 2024 (the "Equity Distribution Agreement"), among the Company, National Bank Financial Inc. and a syndicate of underwriters (collectively, the "Agents"). The ATM Program will allow i-80, through the Agents, to, from time to time, offer and sell in Canada and the United States through the facilities of the TSX and the NYSE American stock exchange (the “NYSE American”) such number of common shares in the capital of the Company (the “Shares”) as would have an aggregate offering price of up to $50 million. Sales of the Shares, if any, will be made in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions and an “at-the-market offering” as defined in Rule 415 under the United States Securities Act of 1933, as amended, including sales made by the Agents directly on the TSX, the NYSE American or any other trading market for common shares in Canada or the United States or as otherwise agreed between the Agents and the Company. The Shares that may be issued by the Company under the ATM Program have been conditionally approved for listing on the TSX and have been conditionally approved for listing on the NYSE American.

The offering of Shares under the ATM Program will be made through and qualified in Canada by, a prospectus supplement dated August 12, 2024 (the “Canadian Prospectus Supplement”) to the Canadian Shelf Prospectus, each filed with the securities commissions in each of the provinces and territories of Canada, and in the United States pursuant to a prospectus supplement dated August 12, 2024 (the “U.S. Prospectus Supplement”) to the Company's U.S. Base Prospectus filed with the SEC.

The ATM Program will be effective until July 24, 2026, unless terminated before such date by i-80 or otherwise in accordance with the Equity Distribution Agreement. The timing and extent of the use of the ATM Program will be at the discretion of the Company. Accordingly, total gross proceeds from equity offerings under the ATM Program, if any, could be significantly less than $50 million.

The Company intends to use any proceeds from the ATM Program to advance the exploration, development, expansion, the repayment of debt, and working capital requirements of the Company’s McCoy Cove Project, Granite Greek Project, Lone Tree Project, Ruby Hill Project and for general corporate and working capital purposes. Actual allocation of the proceeds may vary depending on the amount raised, the time periods during which the proceeds are raised and future developments in relation to the Company’s projects and unforeseen events.